EXHIBIT 99.1

First Data Reports First Quarter 2018 Financial Results and
Raises Financial Guidance for Full Year

•	Total segment revenue of $2,080 million, up 11% reported(a), up 10% on a comparable accounting basis(b), up 5% on an organic constant currency basis(c)

•	Consolidated revenue of $2,282 million, impacted by the adoption of ASC 606

•	Net income attributable to First Data diluted EPS of $0.11, up 175%

•	Adjusted diluted EPS of $0.29, up 6%

•	Total segment EBITDA of $730 million, up 12% reported(a), up 14% on a comparable accounting basis(b), up 10% on an organic constant currency basis(c)

•	Cash flow from operations of $534 million; free cash flow of $368 million

•	Total borrowings declined $186 million; net debt declined $239 million in quarter

•	Raising full year 2018 guidance for segment revenue growth, segment EBITDA growth and adjusted EPS

NEW YORK, April 30, 2018 - First Data Corporation (NYSE: FDC), a global leader in commerce-enabling technology, today reported financial results for the first quarter ended March 31, 2018. Total segment revenue was $2,080 million for the quarter, up 11% versus the prior year period on a reported basis(a), up 10% on a comparable accounting basis(b), or up 5% on an organic constant currency basis(c). Consolidated revenue for the first quarter was $2,282 million, impacted by the adoption of ASC 606.

Net income attributable to First Data for the first quarter of 2018 was $101 million, or $0.11 per diluted share, up 181% and 175%, respectively, from comparable figures in the first quarter of 2017. The increase in net income attributable to First Data was primarily driven by the non-recurrence of $56 million of debt extinguishment charges that were incurred in the prior year period and improved operating results in the current period.

Adjusted net income, which modifies net income for items such as debt extinguishment charges, stock-based compensation, amortization of acquisition intangibles, restructuring costs, certain discrete tax items and other items, was $279 million, or $0.29 per diluted share, up 8% and 6%, respectively, from comparable figures in the first quarter of 2017. The increase was primarily driven by improved operating results partially offset by a normalized adjusted effective tax rate in the current period.

(a)
GAAP growth rates -- Consolidated revenue, segment revenue and segment EBITDA reflect New Reporting Standards, including the modified retrospective application of ASC 606 (the New Revenue Standard). See Form 8-K filed on April 16, 2018, for full description of the New Reporting Standards and their impact on 2017 results.

(b)	Non-GAAP growth rates -- Growth rate adjusted to retrospectively apply ASC 606 to the prior year period, providing a consistent basis of accounting to both periods.

(c)
Non-GAAP growth rates -- Organic constant currency growth (“Organic CC growth”) is defined as reported growth adjusted for the following: (1) excludes the impacts of year-over-year currency rate changes in the current period; (2) excludes the results of significant divestitures in the prior year period; (3) includes the results of significant acquisitions in the prior year period; and (4) is adjusted to retrospectively apply ASC 606 to the prior year period.

Total segment earnings before interest, taxes, depreciation, and amortization (total segment EBITDA) in the first quarter of 2018 was $730 million, up 12% versus the prior year period on a reported basis(a), up 14% on a comparable accounting basis(b), or up 10% on an organic constant currency basis(c). Total segment EBITDA margin was 35.1%, up 40 basis points versus the prior year period on a reported basis(a), or up 110 basis points on a comparable accounting basis(b).

“We had an excellent start to 2018. We continued to execute against key initiatives across our business, delivering strong financial performance and positioning us to raise our guidance for the year,” said First Data Chairman and CEO Frank Bisignano. “We further expanded Clover's market presence, our cutting-edge ISV business continued to rapidly gain share, our international businesses again delivered strong growth, and our backlog of new enterprise deals continued to expand and ramp," Bisignano added.

Segment Results

Global Business Solutions (GBS)

First quarter 2018 GBS segment revenue was $1,318 million, up 18% versus the prior year period on a reported basis(a), up 15% on a comparable accounting basis(b), or up 7% on an organic constant currency basis(c). Within geographic regions, North America revenue of $1,014 million was up 15% versus the prior year period on a reported basis(a), up 12% on a comparable accounting basis(b), or up 4% on an organic constant currency basis(c), driven by strong growth in the Partner Solutions and the Direct channels, partially offset by a modest decline in JV channel revenue. EMEA revenue was $168 million, up 20% on a reported basis(a), up 19% on a comparable accounting basis(b), or up 4% on an organic constant currency basis(c). Latin America revenue was $88 million, up 49% on a reported basis, up 38% on a comparable accounting basis(b), or up 52% on an organic constant currency basis(c), driven by strong results in Brazil and Argentina. APAC revenue was $48 million, up 21% on both a reported and comparable accounting basis(a) (b), or up 15% on an organic constant currency basis(c), driven by good growth throughout the region.

First quarter 2018 GBS segment EBITDA was $434 million, up 14% versus the prior year period on a reported basis(a), up 16% on a comparable accounting basis(b), or up 10% on an organic constant currency basis(c). Reported segment EBITDA margin was 32.9% in the quarter, down 130 basis points versus the prior year period on a reported basis(a), or up 40 basis points on a comparable accounting basis(b).

Global Financial Solutions (GFS)

First quarter 2018 GFS segment revenue was $400 million, up 2% versus the prior year period on both a reported and comparable accounting basis(a) (b), or up 1% on an organic constant currency basis(c). Within geographic regions, North America revenue of $228 million was down 3% on a reported basis(a), down 2% on both a comparable accounting basis and on an organic constant currency basis(b) (c), driven by recent long-term renewals. EMEA revenue was $110 million, up 9% versus the prior year period on a reported basis(a), up 11% on a comparable accounting basis(b), or up 5% on an organic constant currency basis(c). Latin America revenue was $31 million, down 6% versus the prior year period on a reported basis, down 17% on a comparable accounting basis(b), or down 11% on an organic constant currency basis(c), driven by the non-recurrence of license resolution fees in the prior year period. APAC revenue was $31 million, up 32% versus the prior year period on a reported basis, up 45% on a comparable accounting basis(b), or up 39% on an organic constant currency basis(c), driven by strong growth across the region.

First quarter 2018 GFS segment EBITDA was $166 million, up 8% versus the prior year period on both a reported and comparable accounting basis(a) (b), or up 6% on an organic constant currency basis(c). Reported segment EBITDA margin was 41.5% in the quarter, up 230 basis points versus the prior year period on a reported basis(a), or up 220 basis points on a comparable accounting basis(b).

Network & Security Solutions (NSS)

First quarter 2018 NSS segment revenue was $362 million, flat versus the prior year period on a reported basis(a), up 4% on a comparable accounting basis(b), or up 7% on an organic constant currency basis(c). Within NSS's primary businesses, Stored Value revenue grew mid-teens in the quarter, and both the Security and Fraud unit and the EFT unit revenue grew mid-single digits.

First quarter 2018 NSS segment EBITDA was $175 million, up 13% versus the prior year period on reported, comparable accounting and organic constant currency bases(a) (b) (c). Reported segment EBITDA margin was 48.3% in the quarter, up 510 basis points versus the prior year period on a reported basis(a), or up 330 basis points on a comparable accounting basis.

Cash Flow

In the first quarter 2018, cash flow from operations was $534 million, up $113 million compared to $421 million in the prior year period. Free cash flow, which the Company defines as cash flow from operations less capital expenditures, distributions to minority interests and other, was $368 million in the current quarter, up $107 million compared to $261 million in the prior year period, primarily driven by improved operating results and working capital improvements in the current period.

Capital Structure

First Data's total borrowings at March 31, 2018 decreased by $186 million to $19,012 million, from $19,198 million at December 31, 2017. The decrease was driven by debt paydowns during the period. Net debt at March 31, 2018 decreased by $239 million to $18,382 million, from $18,621 million at December 31, 2017.

Updated 2018 Full Year Financial Guidance

The updated guidance provided below holds foreign exchange rates constant versus the year-ago comparable period ("constant currency"), and applies the New Reporting Standards to the referenced year ago period.

•
Total segment revenue growth: 6% to 7%, compared to previously disclosed guidance of 5% to 7%. Both ranges include a net benefit attributable to the full year impact of previously announced major acquisitions and dispositions of approximately 2 percentage points.

•
Total segment EBITDA growth: 8% to 10%, compared to previously disclosed guidance of 7% to 9%. Both ranges include a net benefit attributable to the full year impact of previously announced major acquisitions and dispositions of approximately 1.5 percentage points.

•	Adjusted diluted EPS: $1.42 to $1.47, compared to previously disclosed guidance of $1.35 to $1.40.

•	Adjusted Effective tax rate: Approximately 25%, compared to previously disclosed guidance of 27% to 29%.

•	Free cash flow: $1.4 billion+, remains unchanged from previously disclosed guidance.

See "2018 Non-GAAP Guidance Reconciliation" in the financial tables of this press release for reconciliations of non-GAAP guidance measures to the most directly comparable GAAP measures.

Investor Conference Call

The company will host a conference call and webcast on Monday, April 30, 2018, at 8 a.m. ET to review the first quarter 2018 financial results.

To listen to the call, dial +1 (844) 826-3033 (U.S.) or +1 (412) 317-5172 (outside the U.S.) at least 10 minutes prior to the start of the call. The call will also be webcast on the “Investor Relations” section of the First Data website at investor.firstdata.com along with a slide presentation to accompany the call.

A replay of the call will be available through May 30, 2018, at +1 (877) 344-7529 (U.S.) or +1 (412) 317-0088 (outside the U.S.); passcode 10118288 and via webcast at investor.firstdata.com.

Please note: Other than the replay, First Data has not authorized, and disclaims responsibility for any recording, replay or distribution of any transcription of this call.

Non-GAAP Measures

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the company uses non-GAAP measures of certain financial performance. These non-GAAP measures include total segment revenue, total segment expense, total segment EBITDA, adjusted net income, adjusted net income per diluted share, free cash flow and net debt. The company has included non-GAAP measures because management believes that they help to facilitate comparisons of the company's operating results between periods. The company believes the non-GAAP measures provide useful information to both management and users of our financial statements by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the company's results of operations in conjunction with the corresponding GAAP measures. Additional information about non-GAAP financial measures, including a reconciliation to the most directly comparable GAAP measure of all non-GAAP measures can be found in the tables included in this press release.

About First Data

First Data (NYSE: FDC) is a global leader in commerce-enabling technology and solutions, serving approximately six million business locations and 4,000 financial institutions in more than 100 countries around the world. The company’s 22,000 owner-associates are dedicated to helping companies, from start-ups to the world’s largest corporations, conduct commerce every day by securing and processing more than 3,000 transactions per second and $2.4 trillion per year.

Contact

Peter Poillon Investor Relations First Data 212-266-3565 Peter.Poillon@firstdata.com	Liidia Liuksila Public Relations First Data 212-515-0174 Liidia.Liuksila@firstdata.com

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First Data Corporation
Consolidated Statements of Operations
(Unaudited)
(in millions, except per share data)

	Three months ended March 31,
	2018	2017
Revenues:
Revenues excluding reimbursable items	$2,084	$1,882
Reimbursable items	198	919
Total revenues	2,282	2,801
Expenses:
Cost of revenues (exclusive of items shown below)	779	781
Selling, general, and administrative	647	525
Depreciation and amortization	250	228
Other operating expenses	60	22
Total expenses (excluding reimbursable items)	1,736	1,556
Reimbursable items	198	919
Total expenses	1,934	2,475
Operating profit	348	326
Interest expense, net	(233)	(233)
Loss on debt extinguishment	—	(56)
Other expense	(3)	(1)
Income before income taxes and equity earnings in affiliates	112	36
Income tax expense	27	12
Equity earnings in affiliates	49	55
Net income	134	79
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interest	33	43
Net income attributable to First Data Corporation	$101	$36

Net income attributable to First Data Corporation per share:
Basic	$0.11	$0.04
Diluted	$0.11	$0.04

Weighted-average common shares outstanding:
Basic	923	910
Diluted	946	931

The 2018 results include the impact of adopting ASC 606 (the New Revenue Standard), while the 2017 results are stated under ASC 605 (the Legacy Revenue Standard).

First Data Corporation
Selected Consolidated Balance Sheet and Cash Flow Data
(Unaudited)
(in millions)

SELECTED CONSOLIDATED BALANCE SHEET DATA

	As of	As of
	March 31, 2018	December 31, 2017

Cash and cash equivalents	$586	$498
Settlement assets	17,547	20,363
Total assets	45,415	48,269

Short-term and current portion of long-term borrowings	1,104	1,271
Settlement obligations	17,547	20,363
Long-term borrowings	17,908	17,927
Total liabilities	39,125	42,183

Redeemable noncontrolling interest	78	72

Total First Data Corporation stockholders' equity	3,365	3,152
Noncontrolling interests	2,847	2,862
Total equity	6,212	6,014

SELECTED CONSOLIDATED CASH FLOW DATA

	Three months ended March 31,
	2018	2017
Source/(Use) of cash
Net cash provided by operating activities	$534	$421
Net cash used in investing activities	(143)	(116)
Net cash used in financing activities	(304)	(187)
Supplemental cash flow data
Cash interest payments(a)	$237	$245

(a)	For purposes of this schedule, cash interest payments excludes interest on capital leases and interest on foreign lines of credit.

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

	Three months ended March 31,
	2018	2017	% Change	Organic CC % Change(c)
Consolidated Revenues	$2,282	$2,801	(19)%
Adjustments:
Non wholly owned entities(a)	(4)	(10)	(60)%
Reimbursable items	(198)	(919)	(78)%
Total Segment Revenues	$2,080	$1,872	11%	5%

Segment Revenues:
Global Business Solutions	$1,318	$1,118	18%	7%
Global Financial Solutions	400	393	2%	1%
Network & Security Solutions	362	361	—%	7%
Total Segment Revenues	$2,080	$1,872	11%	5%

	Three months ended March 31,
	2018	2017	% Change	Organic CC % Change(c)
Net income attributable to First Data Corporation	$101	$36	181%
Adjustments:
Non wholly owned entities(a)	(18)	(6)	NM
Depreciation and amortization	250	228	10%
Interest expense, net	233	233	—%
Loss on debt extinguishment	—	56	NM
Other items(b)	63	26	NM
Income tax expense	27	12	NM
Stock-based compensation	74	65	14%
Total Segment EBITDA	$730	$650	12%	10%

Segment EBITDA:
Global Business Solutions	$434	$382	14%	10%
Global Financial Solutions	166	154	8%	6%
Network & Security Solutions	175	156	13%	13%
Corporate	(45)	(42)	(7)%	(7)%
Total Segment EBITDA	$730	$650	12%	10%

NM represents not meaningful

(a)
Net adjustment to reflect our proportionate share of the results of our investments in businesses accounted for under the equity method and consolidated subsidiaries with noncontrolling ownership interests. Segment revenue for our significant affiliates is reflected based on our proportionate share of the results of our investments in businesses accounted for under the equity method and consolidated subsidiaries with noncontrolling ownership interests. For other affiliates, we include equity earnings in affiliates, excluding amortization expense, in segment revenue.

(b)
Includes restructuring, non-normal course litigation and regulatory settlements, debt issuance expenses, deal and deal integration costs, Other expense as presented in the unaudited consolidated statements of operations, which includes divestitures, derivative gains (losses), non-operating foreign currency gains (losses), and other as applicable to the periods presented.

(c) Organic constant currency growth (“Organic CC growth”) is defined as reported growth adjusted for the following: (1) excludes the impacts of year-over-year currency rate changes in the current period; (2) excludes the results of significant divestitures in the prior year period; (3) includes the results of significant acquisitions in the prior year period; and (4) is adjusted to retrospectively apply New Reporting Standards to the prior year period.

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

SEGMENT REVENUE RECONCILIATION
	Three months ended March 31,
	2018	2017	% B/(W)(b)
FDC segment revenue	$2,080	$1,872	11%
New revenue standard adjustments (ASC 606)	—	17
FDC adjusted segment revenue	2,080	1,889	10%
Currency impact	(28)	—
FDC CC adjusted segment revenue	2,052	1,889	9%
Acquisitions/Divestitures(c)	—	58
Organic CC FDC segment revenue growth(a)	$2,052	$1,947	5%

GBS segment revenue	$1,318	$1,118	18%
New revenue standard adjustments (ASC 606)	—	32
GBS adjusted segment revenue	1,318	1,150	15%
Currency impact	(15)	—
Acquisitions/Divestitures(c)	—	71
Organic CC GBS segment revenue growth(a)	$1,303	$1,221	7%

GBS NA segment revenue	$1,014	$880	15%
New revenue standard adjustments (ASC 606)	—	26
GBS NA adjusted segment revenue	1,014	906	12%
Currency impact	(1)	—
Acquisitions/Divestitures(c)	—	71
Organic CC GBS NA segment revenue growth(a)	$1,013	$977	4%

GBS EMEA segment revenue	$168	$140	20%
New revenue standard adjustments (ASC 606)	—	1
GBS EMEA adjusted segment revenue	168	141	19%
Currency impact	(20)	—
Acquisitions/Divestitures(c)	—	—
Organic CC GBS EMEA segment revenue growth(a)	$148	$141	4%

GBS APAC segment revenue	$48	$39	21%
New revenue standard adjustments (ASC 606)	—	—
GBS APAC adjusted segment revenue	48	39	21%
Currency impact	(3)	—
Acquisitions/Divestitures(c)	—	—
Organic CC GBS APAC segment revenue growth(a)	$45	$39	15%

GBS LATAM segment revenue	$88	$59	49%
New revenue standard adjustments (ASC 606)	—	5
GBS LATAM adjusted segment revenue	88	64	38%
Currency impact	9	—
Acquisitions/Divestitures(c)	—	—
Organic CC GBS LATAM segment revenue growth(a)	$97	$64	52%

GFS segment revenue	$400	$393	2%
New revenue standard adjustments (ASC 606)	—	(1)
GFS adjusted segment revenue	400	392	2%
Currency impact	(12)	—
Acquisitions/Divestitures(c)	—	(6)
Organic CC GFS segment revenue growth(a)	$388	$386	1%

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

	Three months ended March 31,
	2018	2017	% B/(W)(b)
GFS NA segment revenue	$228	$236	(3)%
New revenue standard adjustments (ASC 606)	—	(2)
GFS NA adjusted segment revenue	228	234	(2)%
Currency impact	—	—
Acquisitions/Divestitures(c)	—	—
Organic CC GFS NA segment revenue growth(a)	$228	$234	(2)%

GFS EMEA segment revenue	$110	$101	9%
New revenue standard adjustments (ASC 606)	—	(1)
GFS EMEA adjusted segment revenue	110	100	11%
Currency impact	(13)	—
Acquisitions/Divestitures(c)	—	(6)
Organic CC GFS EMEA segment revenue growth(a)	$97	$94	5%

GFS APAC segment revenue	$31	$23	32%
New revenue standard adjustments (ASC 606)	—	(2)
GFS APAC adjusted segment revenue	31	21	45%
Currency impact	(1)	—
Acquisitions/Divestitures(c)	—	—
Organic CC GFS APAC segment revenue growth(a)	$30	$21	39%

GFS LATAM segment revenue	$31	$33	(6)%
New revenue standard adjustments (ASC 606)	—	4
GFS LATAM adjusted segment revenue	31	37	(17)%
Currency impact	2	—
Acquisitions/Divestitures(c)	—	—
Organic CC GFS LATAM segment revenue growth(a)	$33	$37	(11)%

NSS segment revenue	$362	$361	—%
New revenue standard adjustments (ASC 606)	—	(14)
NSS adjusted segment revenue	362	347	4%
Currency impact	—	—
Acquisitions/Divestitures(c)	—	(7)
Organic CC NSS segment revenue growth(a)	$362	$340	7%

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

SEGMENT EBITDA RECONCILIATION
	Three months ended March 31,
	2018	2017	% B/(W)(b)
FDC segment EBITDA	$730	$650	12%
New revenue standard adjustments (ASC 606)	—	(8)
FDC adjusted segment EBITDA	730	642	14%
Currency impact	(5)	—
FDC CC adjusted segment EBITDA	725	642	13%
Acquisitions/Divestitures(c)	—	18
Organic CC FDC segment EBITDA growth(a)	$725	$660	10%

GBS segment EBITDA	$434	$382	14%
New revenue standard adjustments (ASC 606)	—	(8)
GBS adjusted segment EBITDA	434	374	16%
Currency impact	(2)	—
Acquisitions/Divestitures(c)	—	20
Organic CC GBS segment EBITDA growth(a)	$432	$394	10%

GFS segment EBITDA	$166	$154	8%
New revenue standard adjustments (ASC 606)	—	—
GFS adjusted segment EBITDA	166	154	8%
Currency impact	(3)	—
Acquisitions/Divestitures(c)	—	(2)
Organic CC GFS segment EBITDA growth(a)	$163	$152	6%

NSS segment EBITDA	$175	$156	13%
New revenue standard adjustments (ASC 606)	—	—
NSS adjusted segment EBITDA	175	156	13%
Currency impact	—	—
Acquisitions/Divestitures(c)	—	—
Organic CC NSS segment EBITDA growth(a)	$175	$156	13%

(a)
Organic constant currency growth (“Organic CC growth”) is defined as reported growth adjusted for the following: (1) excludes the impacts of year-over-year currency rate changes in the current period; (2) excludes the results of significant divestitures in the prior year period; (3) includes the results of significant acquisitions in the prior year period; and (4) is adjusted to retrospectively apply New Reporting Standards to the prior year period.

(b)	“B” means results in 2018 are better than results in 2017 “(W)” means results are worse.

(c)
“Acquisitions/Divestitures" includes the following 2017 activity: the acquisitions of CardConnect and BluePay in GBS North America; the formation of the digital banking JV in NSS (treated as a 50% digital banking revenue divestiture), and the divestiture of the GFS Baltics business.

First Data Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(in millions, except per share data)

ADJUSTED NET INCOME RECONCILIATION

	Three months ended March 31,
	2018	2017	% Change
Net income attributable to First Data Corporation	$101	$36	181%
Adjustments:
Stock-based compensation	74	65	14%
Loss on debt extinguishment	—	56	NM
Amortization of acquisition intangibles and deferred financing costs(a)	106	95	12%
Restructuring	32	23	39%
Intercompany foreign exchange gain	3	1	200%
Impairment, litigation, and other(b)	10	(1)	NM
Deal and integration costs	7	—	NM
Income tax on above items and discrete tax items(c)	(54)	(17)	NM
Adjusted net income attributable to First Data Corporation	$279	$258	8%

Adjusted net income per share:
Basic	$0.30	$0.28	7%
Diluted	$0.29	$0.28	6%

Weighted-average common shares used to compute adjusted net income per share:
Basic	923	910	1%
Diluted	946	931	2%
NM represents not meaningful

(a)
Represents amortization of acquisition intangibles, excluding the percentage of our consolidated amortization of acquisition intangibles related to non wholly owned consolidated alliances equal to the portion of such alliances owned by our alliance partners. This line also includes amortization related to deferred financing costs of $5 million and $4 million for the three months ended March 31, 2018 and 2017, respectively.

(b)	Represents impairments, non-normal course litigation and regulatory settlements, investments gains (losses), divestitures, and other, as applicable to the periods presented.

(c)
The tax effect of the adjustments between our GAAP and adjusted results takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). Generally, this results in a tax impact at the U.S. effective tax rate for certain adjustments, including the majority of amortization of intangible assets, deferred financing costs, stock compensation, and loss on debt extinguishment; whereas the tax impact of other adjustments, including restructuring expense, depends on whether the amounts are deductible in the respective tax jurisdictions and the applicable effective tax rate(s) in those jurisdictions. "Income tax on above items and discrete tax items" also includes the impact of significant discrete tax items impacting Net income attributable to First Data Corporation.

First Data Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(in millions, except per share data)

FREE CASH FLOW RECONCILIATION

	Three months ended March 31,
	2018	2017	Change

Net cash provided by operating activities	$534	$421	$113
Capital expenditures	(139)	(117)	(22)
Distribution and dividends paid to noncontrolling interests and redeemable noncontrolling interest and other	(27)	(43)	16
Free cash flow	$368	$261	$107

	NET DEBT RECONCILIATION

	As of	As of
	March 31, 2018	December 31, 2017
Total long-term borrowings	$17,908	$17,927
Total short-term and current portion of long-term borrowings	1,104	1,271
Total borrowings	19,012	19,198
Unamortized discount and unamortized deferred financing costs	120	126
Total borrowings at par	19,132	19,324
Less: Settlement lines of credit and other arrangements	164	205
Gross debt excluding settlement lines of credit and other arrangements	18,968	19,119
Less: Cash and cash equivalents	586	498
Net debt	$18,382	$18,621

First Data Corporation
Operating Data
(Unaudited)
(in millions)

	Three months ended March 31,
	2018	2017	% Change
GBS:
North America merchant transactions(a)	12,121	11,483	6%
International merchant transactions(b)	2,497	2,227	12%

GFS:
North America card accounts on file(c)	908	867	5%
International card accounts on file(d)	179	156	15%

NSS:
Network transactions (EFT Network and Stored Value)(e)	5,950	5,114	16%

(a)
North American merchant transactions include acquired Visa and MasterCard credit and signature debit, American Express and Discover, PIN-debit, electronic benefits transactions, processed-only and gateway customer transactions at the POS. North American merchant transactions reflect 100% of alliance transactions.

(b)
International transactions include Visa, MasterCard, and other payment network merchant acquiring transactions for clients outside the U.S. and Canada. Transactions include credit, signature debit, PIN-debit POS, POS gateway, and ATM transactions. International merchant transactions reflect 100% of alliance transactions.

(c)	North America card accounts on file reflect the total number of bankcard credit and retail credit accounts as of the end of the periods presented.

(d)	International card accounts on file reflect the total number of bankcard and retail accounts outside the United States and Canada as of the end of the periods presented.

(e)	Network transactions include the debit issuer processing transactions, STAR Network issuer transactions, Payroll and Gift Solutions and POS transactions.

First Data Corporation
2018 Non-GAAP Guidance Reconciliation
(Unaudited)
(in millions)

Consolidated Revenue to Total Segment Revenue
FY 2018 vs. FY 2017
Consolidated revenue (at reported rates) 2018 at ASC 606 vs. 2017 at ASC 605	~(20%)
Adjustments:
+Non wholly owned entities
+Reimbursable postage and other
+ASC 606 Adjustments
Total segment revenue (reported)	~6-7%
Memo: Total segment revenue (at constant currency)	~6-7%

Net Income to Total Segment EBITDA
FY 2018 vs. FY 2017
Net income attributable to FDC(1) 2018 at ASC 606 vs. 2017 at ASC 605	~(35%) - (45%)
Adjustments
+Depreciation and amortization
+Interest Expense, net
+Income tax expense
+Stock Based Compensation
+ASC 606 Adjustments
+ Other(2)
Total segment EBITDA (reported)	~8-10%
Memo: total segment EBITDA (at constant currency)	~8-10%

Net Income to Adj. Net Income
FY 2018
Net income attributable to FDC(1)	$0.90-$0.95
Adjustments (note: adjustments represent positive balances)
+Stock-based compensation
+Amortization of acquisition intangibles and deferred financing cost
+ASC 606 Adjustments
+Other(3)
Adjusted Net Income	$1.42-$1.47

Cash Flow From Operations to Free Cash Flow
FY 2018
Cash (used in) / provided by operating activities	$2.1B+
+Adjustments(4)
Free cash flow (use)/source	$1.4B+

(1)
Reflects a significant increase in tax expense in 2018 primarily driven by the Q4 2017 release of a valuation allowance against deferred tax assets associated with the U.S. federal NOL. The reversal of the valuation allowance resulted in a significant non-cash tax benefit in Q4 2017 and the recording of a normalized book tax rate in 2018.

(2)	Includes non wholly owned entities adjustment, loss on debt extinguishment, as well as other items.

(3)	Includes loss on debt extinguishment, gain/loss on divestitures, restructuring, impairment, litigation and other, as well as the impact of tax expense/(benefit) of the adjusted items.

(4)	Includes capital expenditures and distributions to minority interest and other.

First Data Corporation
Forward Looking Statements

Notice to Investors, Prospective Investors and the Investment Community; Cautionary Information Regarding Forward-Looking Statements

Certain matters we discuss in our public statements may constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern our strategy, plans, projections or intentions. Examples of forward-looking statements include, but are not limited to, all statements we make relating to revenue, earnings before net interest expense, income taxes, depreciation, and amortization (EBITDA), earnings, margins, growth rates, and other financial results for future periods. By their nature, forward-looking statements speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Actual results could differ materially and adversely from our forward-looking statements due to a variety of factors, including the following: (1) adverse impacts from global economic, political, and other conditions affecting trends in consumer, business, and government spending; (2) our ability to anticipate and respond to changing industry trends, including technological changes and increasing competition; (3) our ability to successfully renew existing client contracts on favorable terms and obtain new clients; (4) our ability to prevent a material breach of security of any of our systems; (5) our ability to implement and improve processing systems to provide new products, improve functionality, and increase efficiencies; (6) the successful management of our merchant alliance program which involves several alliances not under our sole control and each of which acts independently of the others; (7) our successful management of credit and fraud risks in our business units and merchant alliances, particularly in the context of eCommerce and mobile markets; (8) consolidation among financial institution clients or other client groups that impacts our client relationships; (9) our ability to use our net operating losses without restriction to offset income for US tax purposes; (10) our ability to improve our profitability and maintain flexibility in our capital resources through the implementation of cost savings initiatives; (11) the acquisition or disposition of material business or assets; (12) our ability to successfully value and integrate acquired businesses; (13) our high degree of leverage; (14) adverse impacts from currency exchange rates or currency controls imposed by any government or otherwise; (15) changes in the interest rate environment that increase interest on our borrowings or the interest rate at which we can refinance our borrowings; (16) the impact of new or changes in current laws, regulations, credit card association rules, or other industry standards; and (17) new lawsuits, investigations, or proceedings, or changes to our potential exposure in connection with pending lawsuits, investigations or proceedings, and various other factors set forth in our Annual Report on Form 10-K for the period ended December 31, 2017, including but not limited to, Item 1 - Business, Item 1A - Risk Factors, and Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations. Except as required by law, we do not intend to revise or update any forward-looking statement as a result of new information, future developments or otherwise.